UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2010

SUPERVALU INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05418	41-0617000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11840 Valley View Road, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-828-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2010, SUPERVALU INC. ("SUPERVALU" or the "Company") entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") with various financial institutions and other persons from time to time parties thereto (collectively, the "Lenders"), The Royal Bank of Scotland PLC, as the administrative agent for the Lenders, Credit Suisse Securities (USA) LLC and CoBank, ACB, as the co-syndication agents for the Lenders, U.S. Bank N.A. and Rabobank International, as the co-documentation agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank N.A., Rabobank International and Barclay’s Capital, as the joint lead arrangers, and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as the joint book running managers.

The Amended and Restated Credit Agreement provides for an extension of the maturity of portions of the senior secured credit facilities provided under the original credit agreement, as follows: $1,500 million of the current $2,000 million revolving credit facility is extended until April 5, 2015; and $500 million of the current $1,002 million Term Loan B is extended until October 5, 2015. The remaining $600 million of the revolving credit facility will expire on June 2, 2011. The remaining $502 million of Term Loan B will mature on June 2, 2012. The outstanding balance of $366 million of Term Loan A matures June 2, 2011.

The borrowings under the non-extended portion of the revolving credit facility, if any, carry an interest rate of LIBOR plus 100 basis points, the borrowings under Term Loan A carry an interest rate of LIBOR plus 87.5 basis points and the borrowings under the non-extended portion of Term Loan B carry an interest rate of LIBOR plus 125 basis points. Borrowings under the extended portion of the revolving credit facility, if any, carry an interest rate of LIBOR plus 225 basis points, and the extended portion of Term Loan B carries an interest rate of LIBOR plus 275 basis points.

The Amended and Restated Credit Agreement contains operating and financial covenants. The amended covenants are generally less restrictive on SUPERVALU than the covenants that existed prior to the amendment. Specifically, the Company must maintain a leverage ratio (as defined in the agreement) no greater than 4.25 to 1.0 through December 30, 2011, 4.0 to 1.0 from December 31, 2011 through December 30, 2012 and 3.75 to 1.0 from and after December 31, 2012. Additionally, the Company must maintain an interest expense coverage ratio (as defined in the agreement) of not less than 2.20 to 1.0 through December 30, 2011, 2.25 to 1.0 from December 31, 2011 through December 30, 2012 and 2.30 to 1.0 from and after December 31, 2012. The Amended and Restated Credit Agreement also imposes certain limitations on the Company with respect to the incurrence of additional liens or subsidiary indebtedness, as well as limitations on certain mergers, dispositions of assets and sale-leaseback transactions. However, the Amended and Restated Credit Agreement does not include provisions for the termination of the agreement or the acceleration of repayment of amounts outstanding thereunder due to changes in the Company’s debt ratings.

The description of the Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description of Exhibit
4.1 Amended and Restated Credit Agreement, dated April 5, 2010, by and among SUPERVALU INC., The Royal Bank of Scotland PLC, Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank N.A., Rabobank International, RBS Securities Inc., Barclay’s Capital and various financial institutions and other persons from time to time parties hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.

April 9, 2010	By:	/s/ John P. Breedlove

Name: John P. Breedlove
Title: Vice President, Business Law

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Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated April 5, 2010, by and among SUPERVALU INC., The Royal Bank of Scotland PLC, Credit Suisse Securities (USA) LLC, CoBank, ACB, U.S. Bank N.A., Rabobank International, RBS Securities Inc., Barclay’s Capital and various financial institutions and other persons from time to time parties hereto.